Exhibit 10.1

June 27, 2000

John R. Beighley
12680 Brookglen Court
Saratoga, CA 95070

Dear John:

The following is your compensation package as the Acting Division President of SATCOM, plus continuing as Corporate V.P. Sales.

•        Base Salary:

Bi-weekly base salary of $2,519.25 ($131,000.00 per year). This is unchanged from your previous base salary. In addition, beginning August 1, 2000, and every two months until the SATCOM position is converted to a permanent one, or you return to your Corporate Sales duties, you will be awarded a $2,000 ECAP.

•      Incentive Compensation:

For the balance of FY 2000 your MIP compensation will remain the plan you are under as Vice President of Corporate Sales.

•      Executive Car Program:

Participation in the company’s Executive Car Program at the current FY level with the added feature of annual maintenance

•      Insurance:

Business Travel:

3 X Base up to $1M (Regular death)

6 X Base up to $1M (Death by air)

Special Death Benefit:

2 X Weekly earnings, plus one additional day for every year of completed service

•      401K Plan:

•     Participation in a defined contribution plan (Qualified and Non-Qualified)

•     Employee contribution rate of 0-18% base pay pre-post tax

•     Company contribution rate of 4.75% of base salary to the Qualified Plan

•      Company contribution rate of an additional 4.75% of employee base over social security wage base to the Non-Qualified Plan – made annually at calendar year-end (plan detail to follow)

•      Executive Physical:

Eligible to participate in the Executive Physical Program with reimbursement of up to $600 annually. This is a new benefit extended to Division Presidents.

•      Severance Agreement:

Employment with the Company will be “at will”, meaning that your employment with the Company may be terminated at any time for any reason. As described below, however, you will be entitled to the following in the event you are terminated without “cause”:

Base

Guaranteed - 6 months
Contingent – 6 months

Benefits

Full medical and dental coverage at normal employee COBRA contribution rates, for 18 months

MIP

100% of the award that would have otherwise been earned

Car

Retain through severance period

Outplacement

Twelve month outplacement Executive Service with Lee Hecht Harrison

In order to receive the foregoing you shall execute a general release in favor of CPI.

John, I sincerely believe that Communications & Power Industries will continue to provide the challenges and opportunities that you seek and that you will be an asset to our organization.

Sincerely,

/s/ Bart Petrini
Bart Petrini
CEO

BP:pg
Attachments

Your signature will indicate your understanding of the terms of employment set forth in this letter. Please sign both copies and return one copy.

/s/ John R. Beighley	6-28-00
John R. Beighley	Date